Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of January 12, 2026, by and among Digital Asset Acquisition Corp., a Cayman Islands exempted company (“DAAQ”), the persons set forth on Schedule I to this Sponsor Support Agreement (collectively, the “Sponsor Shareholders”), and Old Glory Holding Company, a Delaware corporation, registered as a Bank Holding Company under the Bank Holding Company Act of 1956 (the “Company”). DAAQ, the Sponsor Shareholders and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, DAAQ and the Company entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Sponsor Shareholders agree to vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the Domestication and the Merger).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. Each Sponsor Shareholder, in its capacity as a shareholder of DAAQ and on behalf of itself, hereby irrevocably agrees, at any meeting of the shareholders of DAAQ duly called and convened in accordance with the Governing Documents of DAAQ, whether or not adjourned and however called, including at the DAAQ Shareholders Meeting or otherwise, and in any action by written consent of the shareholders of DAAQ, (i) to vote, or cause to be voted, or execute and return, or cause to be executed and returned, an action by written consent with respect to, as applicable, all of such Sponsor Shareholder’s DAAQ Class B Shares (if any) and DAAQ Class A Shares (if any) held of record or beneficially by such Sponsor Shareholder as of the date of this Agreement, or to which such Sponsor Shareholder acquires record or beneficial ownership after the date hereof and prior to the Closing (collectively, the “Subject DAAQ Equity Securities”) in favor of each of the Required Transaction Proposals, in each case, to the extent Subject DAAQ Equity Securities are entitled to vote thereon or consent thereto and (ii) when such meeting is held, appear at such meeting or otherwise cause the Subject DAAQ Equity Securities to be counted as present thereat for the purpose of establishing a quorum. Without limiting the generality of the foregoing, prior to the Closing, each Sponsor Shareholder shall vote (or cause to be voted) the Subject DAAQ Securities against and withhold consent with respect to (i) any Acquisition Proposal with respect to DAAQ or any proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal with respect to DAAQ or (ii) any other matter, action or proposal that would reasonably be expected to result in a breach of any of DAAQ’s covenants, agreements or obligations under the Business Combination Agreement.

2. Waiver of Anti-Dilution Protection. Each Sponsor Shareholder hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for itself and for its successors, heirs and assigns), and (b) agrees not to assert or perfect, any rights to adjustment to the Initial Conversion Ratio (as such term is defined in Article 17 of the DAAQ Governing Documents) or other anti-dilution protections with respect to the rate that the DAAQ Class B Shares held by it convert into DAAQ Class A Shares, including those set out in Article 17 of the DAAQ Governing Documents, in connection with the transactions contemplated by the Business Combination Agreement or otherwise. DAAQ hereby acknowledges and agrees to such waiver. Each Sponsor Shareholder hereby acknowledges and agrees that immediately prior to the Domestication, each DAAQ Class B Share will be automatically converted into one (1) DAAQ Class A Share.

3. Representations and Warranties of Sponsor Shareholders. Each Sponsor Shareholder, severally and not jointly, represents and warrants, as of the date hereof to DAAQ and the Company, in each case, only with respect to itself, as follows:

(a) If the Sponsor Shareholder is an individual, such Person has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform such Person’s obligations hereunder and to consummate the transactions contemplated hereby. If the Sponsor Shareholder is not an individual: (i) such Person is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which such Person is incorporated, formed, organized or constituted; and (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company, partnership or similar organizational powers and have been duly authorized by all necessary corporate, limited liability company, partnership or similar organizational actions on the part of such Person.

(b) This Agreement has been duly and validly executed and delivered by such Sponsor Shareholder and constitutes a valid, legal and binding agreement of such Sponsor Shareholder (assuming that this Agreement is duly authorized, executed and delivered by the other Parties hereto), enforceable against such Sponsor Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of such Sponsor Shareholder with respect to such Sponsor Shareholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Sponsor Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by such Sponsor Shareholder, the performance by such Sponsor Shareholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) to the extent such Sponsor Shareholder is an entity, result in any breach of any provision of such Sponsor Shareholder’s governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Sponsor Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Sponsor Shareholder or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject DAAQ Equity Securities, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of such Sponsor Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) Such Sponsor Shareholder is the record and/or beneficial owner, as applicable, of the Subject DAAQ Equity Securities set forth opposite such Person’s name on Schedule I hereto and has valid, good and marketable title to the Subject DAAQ Equity Securities, free and clear of all Liens (other than transfer restrictions under applicable Securities Law, under the governing documents of DAAQ or under that certain Letter Agreement, dated April 28, 2025, by and among DAAQ, DAAQ Sponsor LLC and DAAQ’s officers, directors and advisors). Except for the Equity Securities of DAAQ set forth on Schedule I hereto, together with any other Equity Securities of DAAQ that such Sponsor Shareholder acquires record or beneficial ownership of after the date hereof, such Sponsor Shareholder does not own, beneficially or of record, any Equity Securities of DAAQ or have the right to acquire any Equity Securities of DAAQ. Such Sponsor Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject DAAQ Equity Securities and, except for this Agreement, the Business Combination Agreement, the DAAQ Governing Documents, or any proxy given for purposes of voting in favor of the Transaction Proposals, such Sponsor Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Sponsor Shareholder to Transfer any of the Subject DAAQ Equity Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject DAAQ Equity Securities in a manner inconsistent with the requirements of this Agreement. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

(f) There is no Proceeding pending or, to such Sponsor Shareholder’s knowledge, threatened in writing against or involving such Sponsor Shareholder or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of such Sponsor Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) Such Sponsor Shareholder understands and acknowledges that each of DAAQ and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor Shareholder’s execution and delivery of this Agreement.

4. Transfer. Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of the Company (such consent to be given or withheld in its sole discretion), from and after the date hereof, each Sponsor Shareholder agrees to comply with the transfer restrictions of Section 7 of that certain Letter Agreement, dated April 28,2025, by and among DAAQ and the parties thereto, applicable to “Insiders” (as defined therein).

5. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Effective Time, (b) the termination of the Business Combination Agreement prior to the Closing in accordance with its terms, (c) the dissolution or liquidation of DAAQ in accordance with the terms of the DAAQ Governing Documents and (d) the written agreement of the Sponsor Shareholders, DAAQ, and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. Sections 6 to 12 of this Agreement shall survive the termination of this Agreement.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) no Sponsor Shareholder makes any agreement or understanding herein in any capacity other than in such Sponsor Shareholder’s capacity as a record holder and beneficial owner of the Subject DAAQ Equity Securities, and not in such Sponsor Shareholder’s capacity as a director, officer or employee of any DAAQ Party, and (b) nothing herein will be construed to limit or affect any action or inaction by such Sponsor Shareholder or any representative of such Sponsor Shareholder serving as a member of the board of directors of any DAAQ Party or as an officer, employee or fiduciary of any DAAQ Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such DAAQ Party.

7. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each Party hereto. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without the other Party’s prior written consent (to be withheld or given in its sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 7 shall be void.

8. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the Subject DAAQ Equity Securities. All rights, ownership and economic benefits of and relating to the Subject DAAQ Equity Securities shall remain vested in and belong to such Sponsor Shareholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of DAAQ or exercise any power or authority to direct any Sponsor Shareholder in the voting of any of the Subject DAAQ Equity Securities, except as otherwise expressly provided herein with respect to the Subject DAAQ Equity Securities. Except as otherwise expressly provided in Section 1, no Sponsor Shareholder shall be restricted from voting in favor of, against or abstaining with respect to or giving (or withholding) its written consent to any other matters presented to the shareholders of DAAQ.

9. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or receipt of a similar message that such e-mail was not deliverable or not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to any DAAQ Party, to:

Digital Asset Acquisition Corp.
174 Nassau Street, Suite 2100
Princeton, New Jersey 08542
Attn: Peter Ort, Principal Executive Officer

         Jeff Tuder, Chief Financial Officer
E-mail: [***]
             [***]

with a copy (which shall not constitute notice) to:

Perkins Coie LLP
1155 Avenue of the Americas, 22nd Floor
New York, New York 10036
Attn: Elliott Smith; Gina Eiben
E-mail: [***]; [***]

If to the Company, to:

Old Glory Holding Company
206 S. Main Street
Elmore City, Oklahoma 73433
Attn: Michael P. Ring, President & CEO
E-mail: [***]

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154

Attention: Giovanni Caruso

E-mail: [***]

and a copy (which shall not constitute notice) to:

Paul Foster Law Offices, PC
2150 McKown Dr.

Norman, Oklahoma 73072

Attn: Paul Foster

E-mail: [***]

or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to the others in writing in the manner set forth above.

10. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

11. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

12. Construction; Miscellaneous. Sections 9.5, 9.6, 9.9, 9.10, and 9.14 - 9.17 of the Business Combination Agreement shall apply to this agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have each caused this Agreement to be duly executed as of the date first written above.

DAAQ:

DIGITAL ASSET ACQUISITION CORP.

By:	/s/ Peter Ort
Name: Peter Ort
Title: Principal Executive Officer and Co-Chairman

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Parties have each caused this Agreement to be duly executed as of the date first written above.

SPONSOR SHAREHOLDERS:

DAAQ SPONSOR LLC

By:	/s/ Peter Ort
Name: Peter Ort
Title: Managing Member

/s/ Rebecca Rettig
Rebecca Rettig

/s/ Tom Trowbridge
Tom Trowbridge

/s/ Kristin Smith
Kristin Smith

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Parties have each caused this Agreement to be duly executed as of the date first written above.

COMPANY:

OLD GLORY HOLDING COMPANY

By:	/s/ Michael Ring
Name: Michael Ring
Title:

[Signature Page to Sponsor Support Agreement]